Exhibit (a)(1)(B)

Letter of Transmittal

To Tender Common Shares

Pursuant to the Offer to Purchase for Cash and a Contingent Value Right

Dated August 21, 2017

by

HERBALIFE LTD.

of

Common Shares

of

Herbalife Ltd.

for

an Aggregate Cash Purchase Price of Up to $600 Million

at

a Cash Purchase Price Not Greater Than $68.00 nor Less Than $60.00 Per Share plus a

Contingent Value Right, which Represents the Contractual Right to Receive Certain

Consideration upon the Occurrence of Certain Events, as Described in and Under

Conditions Set Forth in the Contingent Value Rights Agreement

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 19, 2017, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION TIME”)

Mail or deliver this Letter of Transmittal, together with the certificate(s) representing your shares, to Computershare Trust Company, N.A. (the “Depositary and Paying Agent”) as follows:

Computershare Trust Company, N.A.

By Mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions, P.O. Box 43011 Providence, RI 02940-3011	By Facsimile Transmission: (For Eligible Institutions Only) (617) 360-6810	By Registered, Certified or Express Mail or Overnight Courier: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions, 250 Royall Street, Suite V Canton, MA 02021

Delivery of this Letter of Transmittal to an address other than as set forth above does not constitute a valid delivery. The instructions set forth in this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

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DESCRIPTION OF SHARES TENDERED(SEE INSTRUCTIONS 3 AND 4)
NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S) (PLEASE FILL IN, IF BLANK, EXACTLY AS NAME(S) APPEAR(S) ON SHARE CERTIFICATE(S)) and/or ACCOUNT STATEMENT	SHARES TENDERED (ATTACH ADDITIONAL SIGNED LIST, IF NECESSARY)

	Certificate Number(s) and/or indicate Book-Entry	Total Number of Shares Represented by Certificate(s)	Number of Shares Tendered (1)(2)

Total Shares Tendered

(1)    If shares are held in Book-Entry form, you MUST indicate the number of shares you are tendering. Otherwise, all shares represented by Book-Entry delivered to the Depositary and Paying Agent will be deemed to have been tendered.

(2)    If you wish to tender fewer than all shares represented by any certificate listed above, please indicate in this column the number of shares you wish to tender. Otherwise, all shares represented by share certificates delivered to the Depositary and Paying Agent will be deemed to have been tendered. See Instruction 4.

(3)    Unless otherwise indicated, it will be assumed that all shares described above are being tendered. See Instruction 4.

Indicate below the order (by certificate number) in which shares are to be purchased in the event of proration (attach additional signed list if necessary). If you do not designate an order, if less than all shares tendered are purchased due to proration, shares will be selected for purchase by the Depositary and Paying Agent. See Instruction 15.

1st:	2nd:	3rd:	4th:

☐    Lost Certificates. I have lost my certificate(s) for shares and require assistance in replacing the shares. See Instruction 12.

This Letter of Transmittal is to be used either if certificates for shares (as defined below) are to be forwarded herewith or, unless an agent’s message is utilized, if delivery of shares is to be made by book-entry transfer to an account maintained by the Depositary and Paying Agent (as defined below) at the book-entry transfer facility (as defined in Section 3 of the Offer to Purchase) pursuant to the procedures set forth in Section 3 of the Offer to Purchase.

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Your attention is directed in particular to the following:

1.     If you want to retain your shares, you do not need to take any action.

2.     If you want to participate in the Offer (as defined below) and wish to maximize the chance of having the Company accept for payment all the shares you are tendering hereby, you should check the box marked “Shares Tendered at Cash Price Determined Under the Offer” below and complete the other portions of this Letter of Transmittal as appropriate. If you agree to accept the Cash Purchase Price (as defined in Section 1 of the Offer to Purchase) determined in the Offer, your shares will be deemed to be tendered at the minimum price of $60.00 per share.

3.    If you wish to select a specific cash price at which you will be tendering your shares, you should select one of the boxes in the section captioned “Shares Tendered at Cash Price Determined by Shareholder” below and complete the other portions of this Letter of Transmittal as appropriate.

DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY AND PAYING AGENT.

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE DEPOSITARY AND PAYING AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN THE BOOK-ENTRY TRANSFER FACILITY MAY DELIVER SHARES BY BOOK-ENTRY TRANSFER):

Name of Tendering Institution:

Account Number:

Transaction Code Number:

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THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS

(CHECK ONLY ONE BOX):

(1) SHARES TENDERED AT CASH PRICE DETERMINED BY SHAREHOLDER

(SEE INSTRUCTION 5)

By checking ONE of the following boxes below INSTEAD OF THE BOX BELOW UNDER “(2) Shares Tendered at Cash Price Determined Under the Offer,” the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the Cash Purchase Price determined by the Company for the shares is less than the price checked below. A SHAREHOLDER WHO DESIRES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SHARES ARE TENDERED. The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

CASH PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES

ARE BEING TENDERED

☐ $60.00	☐ $62.75	☐ $65.50
☐ $60.25	☐ $63.00	☐ $65.75
☐ $60.50	☐ $63.25	☐ $66.00
☐ $60.75	☐ $63.50	☐ $66.25
☐ $61.00	☐ $63.75	☐ $66.50
☐ $61.25	☐ $64.00	☐ $66.75
☐ $61.50	☐ $64.25	☐ $67.00
☐ $61.75	☐ $64.50	☐ $67.75
☐ $62.00	☐ $64.75	☐ $67.50
☐ $62.25	☐ $65.00	☐ $67.75
☐ $62.50	☐ $65.25	☐ $68.00

OR

(2) SHARES TENDERED AT CASH PRICE DETERMINED UNDER THE OFFER (SEE INSTRUCTION 5)

By checking the box below INSTEAD OF ONE OF THE BOXES ABOVE UNDER “(1) Shares Tendered at Cash Price Determined by Shareholder,” the undersigned hereby tenders shares at the Cash Purchase Price, as the same shall be determined by the Company in accordance with the terms of the Offer. For purposes of determining the Cash Purchase Price, those shares that are tendered by the undersigned agreeing to accept the Cash Purchase Price determined in the Offer will be deemed to be tendered at the minimum price of $60.00 per share.

☐  The undersigned wants to maximize the chance of having the Company purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the cash price boxes above, the undersigned hereby tenders shares at, and is willing to accept, the Cash Purchase Price determined by the Company in accordance with the terms of the Offer. THE UNDERSIGNED SHOULD UNDERSTAND THAT THIS ELECTION MAY LOWER THE CASH PURCHASE PRICE AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $60.00 PER SHARE.

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

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ODD LOTS

(See Instruction 14)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (check one box):

☐ is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

☐ is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares.

In addition, the undersigned is tendering either (check one box):

☐ at the Cash Purchase Price, as the same will be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the cash price per share above); or

☐ at the cash price per share indicated above in the section captioned “Cash Price (In Dollars) per Share at Which Shares Are Being Tendered.”

CONDITIONAL TENDER

(See Instruction 13)

A tendering shareholder may condition his, her or its tender of shares upon the Company purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the shares tendered by you will be purchased. It is the tendering shareholder’s responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor before completing this section. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐ The minimum number of shares that must be purchased from me, if any are purchased from me, is:

            shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his, her or its shares and checked this box:

☐ The tendered shares represent all shares held by the undersigned.

Ladies and Gentlemen:

The undersigned hereby tenders to Herbalife Ltd., a Cayman Islands exempted company incorporated with limited liability (the “Company”) the above-described common shares, par value $0.001 per share in the capital (the “shares”), of the Company, at the price of (i) the cash per share indicated in this Letter of Transmittal, net to the seller in cash, less any applicable tax withholding and without interest, and (ii) a non-transferable contractual contingent value right (a “CVR”) pursuant to the Contingent Value Rights Agreement, to be entered into by the Company substantially in the form which is annexed to and filed with the Tender Offer Statement on Schedule TO the Company filed with the SEC on August 21, 2017 (the “Schedule TO”), as Exhibit (a)(1)(F) (the “CVR Agreement”), to receive a contingent payment upon the occurrence of a

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Going Private Transaction (as such term is defined in the CVR Agreement) within the time period specified in the CVR Agreement, without interest and less any applicable tax withholding, each on the terms and subject to the conditions set forth in the Company’s Offer to Purchase dated August 21, 2017 (the “Offer to Purchase”) and this Letter of Transmittal (which, collectively with the Offer to Purchase and together with any amendments or supplements thereto or hereto, constitute the “Offer”), receipt of which is hereby acknowledged. Unless the context otherwise requires, all references to the shares shall refer to the shares of common shares of the Company and all references to “shares properly tendered” shall refer to “shares properly tendered and not properly withdrawn in the Offer.”

Subject to and effective on acceptance for payment of, and payment for, the shares tendered with this Letter of Transmittal in accordance with the terms and subject to the conditions of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all the shares that are being tendered hereby and irrevocably constitutes and appoints Computershare Trust Company, N.A., (the “Depositary and Paying Agent”), the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the undersigned’s rights with respect to such shares, to (a) deliver certificates for such shares or transfer ownership of such shares on the account books maintained by the book-entry transfer facility, together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of the Company, (b) present such shares for cancellation and transfer on the Company’s books and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such shares, all in accordance with the terms and subject to the conditions of the Offer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the shares tendered hereby and that, when the same are accepted for purchase by the Company, the Company will acquire good title thereto, free and clear of all security interests, liens, restrictions, claims and encumbrances, and the same will not be subject to any adverse claim or right. The undersigned will, on request by the Depositary and Paying Agent or the Company, execute and deliver any additional documents deemed by the Depositary and Paying Agent or the Company to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered hereby, all in accordance with the terms of the Offer.

All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

The undersigned understands that the valid tender of shares pursuant to any of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute a binding agreement between the undersigned and the Company on the terms and subject to the conditions of the Offer.

It is a violation of Rule 14e-4 promulgated under the Exchange Act (as defined in the Offer to Purchase) for a person acting alone or in concert with others, directly or indirectly, to tender shares for such person’s own account unless at the time of tender and at the Expiration Time such person has a “net long position” in (a) the shares that is equal to or greater than the amount tendered and will deliver or cause to be delivered such shares for the purpose of tender to the Company within the period specified in the Offer, or (b) other securities immediately convertible into, exercisable for or exchangeable into shares (“Equivalent Securities”) that is equal to or greater than the amount tendered and, upon the acceptance of such tender, will acquire such shares by conversion, exchange or exercise of such Equivalent Securities to the extent required by the terms of the Offer and will deliver or cause to be delivered such shares so acquired for the purpose of tender to the Company within the period specified in the Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of shares made pursuant to any method of delivery set forth in this Letter of Transmittal will constitute the undersigned’s representation and warranty to the Company that (a) the undersigned has a “net long position” in shares or Equivalent Securities at least equal to the shares being tendered within the meaning of Rule 14e-4, and (b) such tender of shares complies with Rule 14e-4.

The undersigned understands that the Company is offering to purchase shares of common shares for an aggregate Cash Purchase Price of up to $600 million and at a per share price (i) not greater than $68.00 nor less than $60.00, net to the seller

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in cash, less any applicable tax withholding and without interest, plus (ii) a non-transferable CVR, each upon the terms and subject to the conditions described in this Offer. The undersigned understands that the Offer is being made by the Company, and upon the terms and subject to the conditions of the Offer, the Company will purchase shares of common shares properly tendered and not properly withdrawn for an aggregate Cash Purchase Price of up to $600 million. The undersigned understands that, upon the terms and subject to the conditions of the Offer, the Company will determine a single per share cash price, which will be not greater than $68.00 nor less than $60.00 per share (in multiples of $0.25), net to the seller in cash, less any applicable tax withholding and without interest, that it will pay for shares properly tendered, that will allow it to purchase the maximum number of shares properly tendered for an aggregate Cash Purchase Price of up to $600 million. If fewer than such number of shares as would enable the Company to purchase shares pursuant to the Offer for an aggregate Cash Purchase Price of up to $600 million shares are properly tendered, the undersigned understands that the Company will select the lowest price that will allow them to buy all the shares that are properly tendered. The undersigned understands that all shares the Company acquires in the Offer will be acquired at the same Cash Purchase Price regardless of whether the shareholder tendered at a lower price. The undersigned understands that if the Company’s purchase of all shares properly tendered at or below the Cash Purchase Price would result in an aggregate Cash Purchase Price of more than $600 million, the Company will purchase all shares properly tendered at or below the Cash Purchase Price on a pro rata basis, except for “odd lots” (lots held by owners of less than 100 shares), which the Company will purchase on a priority basis, and except for each conditional tender whose condition was not met, which the Company will not purchase. The undersigned understands that shares properly tendered, but not purchased pursuant to the Offer will be returned to the tendering shareholders at the Company’s expense promptly after the Offer expires.

In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, and it may be extended, modified, suspended or terminated by the Company as provided in the Offer; (2) the undersigned is voluntarily participating in the Offer; (3) the future value of the shares is unknown and cannot be predicted with certainty; (4) any foreign exchange obligations triggered by the undersigned’s tender of shares or the recipient of proceeds are solely his or her responsibility; and (5) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items”) related to the offer and the disposition of shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned’s personal data as described in this document by and among, as applicable, the Company, its subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer.

The undersigned understands that the Company may hold certain personal information about him or her, including, as applicable, but not limited to, the undersigned’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, nationality and any common shares held in the Company, for the purpose of implementing, administering and managing his or her share ownership (“Data”). The undersigned understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in his or her country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than his or her country. The undersigned understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Company. The undersigned authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Offer, including any requisite transfer of such Data as may be required to a broker or other third party with whom held any common shares. The undersigned understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Offer. The undersigned understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Company in writing. The undersigned understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Offer. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the undersigned understands that he or she may contact the Company.

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Unless otherwise indicated herein under “Special Payment Instructions,” please issue the check for payment of the Cash Purchase Price or any cash payment due pursuant to a CVR and/or return any certificates for shares not tendered or accepted for payment in the name(s) of the registered holder(s) appearing under “Description of Shares Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for payment of the Cash Purchase Price and/or return any certificate for shares not tendered or accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing under “Description of Shares Tendered.” In the event that both the “Special Delivery Instructions” and the “Special Payment Instructions” are completed, please issue the check for payment of the Cash Purchase Price or any cash payment due pursuant to a CVR and/or return any certificates for shares not tendered or accepted for payment (and any accompanying documents, as appropriate) in the name(s) of, and deliver such check and/or return such certificates (and any accompanying documents, as appropriate) to, the person or persons so indicated. Please credit any shares tendered herewith by book-entry transfer that are not accepted for payment by crediting the account at the book-entry transfer facility designated above. The undersigned recognizes that the Company has no obligation pursuant to the “Special Payment Instructions” to transfer any shares from the name of the registered holder(s) thereof if the Company does not accept for payment any of the shares so tendered.

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NOTE: SIGNATURE MUST BE PROVIDED BELOW.

SPECIAL PAYMENT INSTRUCTIONS (See Instructions 1, 6, 7 and 8)

To be completed ONLY if certificates for shares not tendered or not accepted for payment and the checks for payment of the Cash Purchase Price of shares accepted for payment or any cash payment due pursuant to a CVR are to be issued in the name of someone other than the undersigned, or if shares tendered hereby and delivered by book-entry transfer which are not purchased are to be returned by crediting them to an account at the book-entry transfer facility other than the account designated above.

Issue:

Name
(Please Print)

(Taxpayer Identification or Social Security Number)

Address
(Include Zip Code)

(See IRS Form W-9 Included Herewith and available on the IRS website)

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SPECIAL DELIVERY INSTRUCTIONS (See Instructions 1, 6 and 7)

To be completed ONLY if certificates for shares not tendered or not accepted for payment and the checks for payment of the Cash Purchase Price of shares accepted for payment or any cash payment due pursuant to a CVR are to be sent to someone other than the undersigned or to the undersigned at an address other than that above.

Issue:

Name
(Please Print)

Address
(Include Zip Code)

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SIGN HERE

(Also Complete IRS Form W-9 Attached Hereto or Applicable IRS Form W-8)

Form W-9 and Form W-8 are also available on the IRS website

(Signature(s) of Shareholder(s))

(Must be signed by registered holder(s) exactly as name(s) appear(s) on certificate(s) for the shares or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information and see Instruction 6.)

Name:	Sign Here:
(Signature(s) of Holders(s) of Shares on the line above)

Name:	Sign Here:
(Signature(s) of Holders(s) of Shares on the line above)

Dated:

Name:	Sign Here:
(Please Print on the line above)

Capacity (full title)

Address

(Include Zip Code)

(Complete Accompanying IRS Form W-9 or Applicable IRS Form W-8)

GUARANTEE OF SIGNATURE(S)

APPLY MEDALLION GUARANTEE STAMP BELOW

(If Required-See Instructions 1 and 6)

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INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1. Guarantee of Signatures. No signature guarantee is required on this Letter of Transmittal if either (a) this Letter of Transmittal is signed by the registered holder(s) (which term, for purposes of this Instruction 1, includes any participant in the book-entry transfer facility’s system whose name appears on a security position listing as the owner of the shares) of shares tendered herewith, unless such registered holder(s) has completed either the box entitled “Special Payment Instructions” on this Letter of Transmittal or (b) such shares are tendered for the account of a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “eligible institution”). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an eligible institution. Shareholders may also need to have any certificates they deliver endorsed or accompanied by a stock power, and the signatures on these documents also may need to be guaranteed. See Instruction 6.

2. Requirements of Tender. This Letter of Transmittal is to be completed by shareholders either if certificates are to be forwarded herewith or, unless an agent’s message (as defined below) is utilized, if delivery of shares is to be made pursuant to the procedures for book-entry transfer set forth in Section 3 of the Offer to Purchase. For a shareholder validly to tender shares pursuant to the Offer, a Letter of Transmittal, properly completed and duly executed, together with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message, and any other required documents, must be received by the Depositary and Paying Agent at one of its addresses set forth on the back of this Letter of Transmittal prior to the Expiration Time and either certificates for tendered shares must be received by the Depositary and Paying Agent at one of such addresses or shares must be delivered pursuant to the procedures for book-entry transfer set forth herein (and a book-entry confirmation must be received by the Depositary and Paying Agent), in each case prior to the Expiration Time.

The term “agent’s message” means a message transmitted by the book-entry transfer facility to, and received by, the Depositary and forming a part of a book-entry confirmation, which states that such book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the shares that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such participant.

The method of delivery of shares, this Letter of Transmittal and all other required documents, including delivery through the book-entry transfer facility, is at the sole election and risk of the tendering shareholder. Shares will be deemed delivered only when actually received by the Depositary and Paying Agent (including, in the case of a book-entry transfer, by book-entry confirmation). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Except as specifically provided by the Offer to Purchase, no alternative, conditional or contingent tenders will be accepted. No fractional shares will be purchased. All tendering shareholders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance for payment of their shares.

3. Inadequate Space. If the space provided in the box entitled “Description of Shares Tendered” in this Letter of Transmittal is inadequate, the certificate numbers and/or the number of shares of common shares should be listed on a separate signed schedule attached hereto.

4. Partial Tenders. If fewer than all the shares represented by any certificate/book entry submitted to the Depositary and Paying Agent are to be tendered, fill in the number of shares that are to be tendered in the box entitled “Number of Shares Tendered.” In that case, if any tendered shares are purchased, a book-entry statement for the remainder of the shares that were evidenced by the old certificate(s) will be sent to the registered holder(s), unless otherwise provided in the appropriate box on this Letter of Transmittal, promptly after the acceptance for payment of, and payment for, the shares tendered

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herewith. All shares represented by certificates delivered to the Depositary and Paying Agent will be deemed to have been tendered unless otherwise indicated.

5. Indication of Cash Price at Which Shares are Being Tendered. For shares to be properly tendered, the shareholder MUST either (1) check the box indicating the cash price per share at which such shareholder is tendering shares under the section captioned “Cash Price (in Dollars) per Share at Which Shares Are Being Tendered” (shareholders should understand that this election may lower the Cash Purchase Price and could result in the tendered shares being purchased at the minimum cash price of $60.00 per share) or (2) check the box in the section captioned “Shares Tendered at Cash Price Determined Under the Offer” in order to maximize the chance of having the Company purchase all of the shares tendered (subject to the possibility of proration). For purposes of determining the Cash Purchase Price, those shares that are tendered by shareholders agreeing to accept the Cash Purchase Price determined in the Offer will be deemed to be tendered at the minimum cash price. Selecting option (1) could result in none of the shareholder’s tendered shares being purchased if the Cash Purchase Price for the shares turns out to be less than the cash price selected by the shareholder. Selecting option (2) may lower the Cash Purchase Price and could result in the shareholder receiving the minimum price of $60.00 per share. Only one box under (1) or (2) may be checked. If more than one box is checked, or if no box is checked, there is no proper tender of shares. A shareholder wishing to tender portions of such shareholder’s share holdings at different cash prices must complete a separate Letter of Transmittal for each cash price at which such shareholder wishes to tender each such portion of such shareholder’s shares. The same shares cannot be tendered unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

6. Signatures on Letter of Transmittal, Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without any change whatsoever.

If any of the shares tendered hereby are owned of record by two or more joint owners, all such persons must sign this Letter of Transmittal.

If any shares tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, he or she should so indicate when signing, and proper evidence satisfactory to the Company of his or her authority to so act must be submitted with this Letter of Transmittal. Signatures on any such certificates or stock powers must be guaranteed by an eligible institution.

If this Letter of Transmittal is signed by the registered owner(s) of the shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the Cash Purchase Price or any cash payment due pursuant to a CVR are to be made, or certificates for shares not tendered or accepted for payment are to be issued, to a person other than the registered owner(s). Signatures on any such certificates or stock powers must be guaranteed by an eligible institution.

If this Letter of Transmittal is signed by a person other than the registered owner(s) of the shares tendered hereby, or if payment is to be made or certificate(s) for shares not tendered or not purchased are to be issued to a person other than the registered owner(s), the certificate(s) representing such shares must be properly endorsed for transfer or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) on the certificates(s). The signature(s) on any such certificate(s) or stock power(s) must be guaranteed by an eligible institution. See Instruction 1.

7. Stock Transfer Taxes. The Company will pay any stock transfer taxes with respect to the transfer and sale of shares to it pursuant to the Offer. If, however, payment of the Cash Purchase Price or any cash payment due pursuant to a CVR is to be made to, or if shares not tendered or accepted for payment are to be registered in the name of, any person(s) other than the

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registered owner(s), or if shares tendered hereby are registered in the name(s) of any person(s) other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered owner(s) or such person(s)) payable on account of the transfer to such person(s) will be deducted from the Cash Purchase Price or any such cash payment due pursuant to a CVR, as applicable, unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted with this Letter of Transmittal.

Except as provided in this Instruction 7, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter of Transmittal.

8. Special Payment. If a check for the Cash Purchase Price of any shares accepted for payment or any cash payment due pursuant to a CVR is to be issued in the name of, and certificates for any shares not accepted for payment or not tendered are to be issued in the name of a person other than the signer of this Letter of Transmittal the appropriate boxes on this Letter of Transmittal should be completed and signatures must be guaranteed as described in Instructions 1 and 6.

9. Irregularities. The Company will, subject to the terms and conditions of the Offer, determine in its discretion all questions as to the number of shares to be accepted, the price to be paid for shares to be accepted and the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of shares, and the Company’s determinations will be final and binding on all persons participating in the Offer, subject to such participant’s disputing such determination in a court of competent jurisdiction. The Company reserves the absolute right prior to the expiration of the Offer to reject any or all tenders of shares the Company determines not to be in proper form or the acceptance for payment of or payment for which may, in the Company’s counsel’s opinion, be unlawful. The Company also reserves the absolute right to waive any conditions of the Offer with respect to all shareholders prior to the Expiration Time or any defect or irregularity in any tender with respect to any particular shares or any particular shareholder whether or not the Company waives similar defects or irregularities in the case of other shareholders. No tender of shares will be deemed to have been validly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. None of the Company, the Depositary and Paying Agent, the Information Agent (as defined in the Offer to Purchase) or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. The Company’s reasonable interpretation of the terms of and conditions to the Offer, including the Letter of Transmittal and the instructions thereto, will be final and binding on all persons participating in the Offer, subject to such Offer participant’s disputing such determination in a court of competent jurisdiction. By tendering shares to the Company, you agree to accept all decisions the Purchasers make concerning these matters and waive any right you might otherwise have to challenge those decisions. The Company strongly encourages shareholders to submit completed tender materials as early as possible after you have properly considered the information in this Offer to Purchase, so that you will have as much time as possible prior the Expiration Time to correct any defects or irregularities in the materials you provide to the Company.

10. Backup Withholding. In order to avoid United States backup withholding at a rate of 28% on payments of cash pursuant to the Offer, a shareholder surrendering shares in the Offer must, unless an exemption applies, provide the Depositary and Paying Agent with such shareholder’s correct taxpayer identification number (“TIN”) and certify on the Internal Revenue Service (the “IRS”) Form W-9 attached to this Letter of Transmittal and available on the IRS website that such TIN is correct, that the shareholder is not subject to backup withholding and that the shareholder is a U.S. person. If a shareholder does not provide a correct TIN or fails to provide the certifications described above, the IRS may impose a $50 penalty on such shareholder, and payment of cash to such shareholder pursuant to the Offer may be subject to backup withholding of 28%.

Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be refunded or credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is provided to the IRS. Payments of sale proceeds to U.S. shareholders by a broker and payments of dividends generally will be subject to information reporting to the IRS.

A tendering shareholder is required to give the Depositary and Paying Agent the TIN (i.e., taxpayer identification number or social security number) of the record owner of the shares being tendered. If the shares are held in more than one

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name or are not in the name of the actual owner, consult the instructions to the IRS Form W-9 for additional guidance on which number to report.

If the tendering shareholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, such shareholder should write “Applied For” in the space for the TIN on the IRS Form W-9. Notwithstanding that “Applied For” is written in the space for the TIN, the Depositary and Paying Agent will withhold 28% on all payments made prior to the time a properly certified TIN is provided to the Depositary and Paying Agent. However, these amounts will be refunded to such shareholder if a TIN is provided to the Depositary and Paying Agent within 60 days.

In order to establish an exemption from backup withholding, a Non-U.S. Holder must deliver to the Depositary and Paying Agent before the payment is made a properly completed and executed IRS Form W-8BEN (or other applicable IRS Form W-8 available on the IRS website) claiming such exemption. Such forms can be obtained from the Depositary and Paying Agent or the IRS at www.irs.gov.

11. Requests for Assistance or Additional Copies. Questions and requests for assistance may be directed to the Information Agent at the address set forth below. Additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from the Information Agent. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

12. Lost, Destroyed or Stolen Certificates. If any stock certificate representing shares that you own have been lost, stolen or destroyed, please contact Computershare Trust Company, N.A., in its capacity as transfer agent (the “Transfer Agent”), at (800) 356-2017 to promptly obtain instructions as to the steps that must be taken in order to replace the certificate. You are urged to contact the Transfer Agent immediately in order to receive further instructions, for a determination of whether you will need to post a bond and to permit timely processing of this documentation. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed. Please contact the Transfer Agent immediately to permit timely processing of the replacement documentation. You may be asked to post a bond to secure against the risk that the certificate may be subsequently recirculated. There may be a fee and additional documents may be required to replace lost certificates. You are urged to send the properly completed Letter of Transmittal to the Depositary and Paying Agent immediately to ensure timely processing of documentation.

13. Conditional Tenders. As described in Sections 1 and 6 of the Offer to Purchase, shareholders may condition their tenders on all or a minimum number of their tendered shares being purchased.

If you wish to make a conditional tender, you must indicate this in the box captioned “Conditional Tender” in this Letter of Transmittal. In the box in this Letter of Transmittal, you must calculate and appropriately indicate the minimum number of shares that must be purchased from you if any are to be purchased from you.

As discussed in Sections 1 and 6 of the Offer to Purchase, proration may affect whether the Company accepts conditional tenders and may result in shares tendered pursuant to a conditional tender being deemed withdrawn if the required minimum number of shares would not be purchased. If, because of proration, the minimum number of shares that you designate will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares of common shares and checked the box so indicating. Upon selection by lot, if any, the Company will limit its purchase in each case to the designated minimum number of shares of common shares.

All tendered shares of common shares will be deemed unconditionally tendered unless the “Conditional Tender” box is completed.

The conditional tender alternative is made available so that a shareholder may seek to structure the purchase of shares of common shares pursuant to the Offer in such a manner that the purchase will be treated as a sale of such shares of common shares by the shareholder, rather than the payment of a dividend to the shareholder, for U.S. federal income tax purposes. If

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you are an odd lot holder and you tender all of your shares of common shares, you cannot conditionally tender, since your shares of common shares will not be subject to proration. It is the tendering shareholder’s responsibility to calculate the minimum number of shares of common shares that must be purchased from the shareholder in order for the shareholder to qualify for sale rather than dividend treatment. Each shareholder is urged to consult his or her own tax advisor. See Section 14 of the Offer to Purchase.

14. Odd Lots. As described in Section 1 of the Offer to Purchase, if the Company is to purchase fewer than all shares properly tendered before the Expiration Time and not properly withdrawn, the shares purchased first will consist of all shares properly tendered by any shareholder who owned, beneficially or of record, an aggregate of fewer than 100 shares, and who tenders all of the holder’s shares at or below the purchase price. This preference will not be available to you unless you complete the section captioned “Odd Lots” in this Letter of Transmittal.

15. Order of Purchase in Event of Proration. As described in Section 1 of the Offer to Purchase, shareholders may designate the order in which their shares are to be purchased in the event of proration. The order of purchase may have an effect on the U.S. federal income tax classification of any gain or loss on the shares purchased. See Sections 1 and 14 of the Offer to Purchase.

IMPORTANT. This Letter of Transmittal, together with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message, and any other required documents, must be received by the Depositary and Paying Agent prior to the Expiration Time and either certificates for tendered shares must be received by the Depositary and Paying Agent or shares must be delivered pursuant to the procedures for book-entry transfer, in each case prior to the Expiration Time, or the tendering shareholder must comply with the procedures for guaranteed delivery.

The Letter of Transmittal, certificates for shares and any other required documents should be sent or delivered by each shareholder of the Company or such shareholder’s broker, dealer, commercial bank, trust company or other nominee to the Depositary and Paying Agent at one of its addresses set forth below.

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The Depositary and Paying Agent for the Offer is:

Computershare Trust Company, N.A.

If delivering by mail:	If delivering by Registered, Certified or Express Mail or Overnight Courier:

Computershare Trust Company, N.A. c/o Voluntary Corporate Actions, P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions, 250 Royall Street, Suite V Canton, MA 02021

Delivery of the letter of transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary and Paying Agent.

Questions and requests for assistance may be directed to the Information Agent at the address set forth below. Additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from the Information Agent. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

Georgeson LLC

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

All Holders Call Toll Free: (888) 505-9118

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